EXHIBIT 26 (k)

                 OPINION AND CONSENT OF JOSEPH P. DECRESCE, ESQ.


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  To Whom It May Concern:

  I hereby consent to the reference to my name under the caption "Experts" in the Statement of Additional Information contained in Post-effective Amendment No. 29 to the Registration Statement on Form N-6 (File No. 033-23251) filed by Phoenix Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.

  As Counsel to the depositor, I am familiar with the variable life policies, which are the subject of this Form N-6 registration statement.

  In connection with this opinion, I have reviewed the contracts, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of New York insurance law relevant to the issuance of the Contracts.

  Based upon this review, I am of the opinion that the contracts, when issued, will be validly issued, and will constitute a legal and binding obligation of Phoenix Life Insurance Company.



  Very truly yours,



  /s/ Joseph P. DeCresce
  ----------------------
  Joseph P. DeCresce
  Counsel
  Phoenix Life Insurance Company



  Dated: April 19, 2005